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                                                                       EXHIBIT 5


                                 June 13, 1997


Remedy Corporation
1505 Salado Drive
Mountain View, California  94043

                  Re:      Remedy Corporation (the "Company")
                           Registration Statement for
                           an aggregate of 3,091,432 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the (i) 3,053,932 shares of Common Stock available for issuance under the Company's 1995 Stock Option/Stock Issuance Plan and (ii) 37,500 shares of Common Stock available for issuance under the Company's 1995 Non-Employee Directors Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1995 Stock Option/Stock Issuance Plan and the 1995 Non-Employee Directors Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Gunderson Dettmer Stough Villeneuve
                                        Franklin & Hachigian, LLP
                                        ---------------------------------------
                                        Gunderson Dettmer Stough Villeneuve
                                        Franklin & Hachigian, LLP